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                                                                    Exhibit 5.1

                            KELLEY DRYE & WARREN LLP
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                               STAMFORD, CT 06901


                               September 25, 1998



Medjet Inc.
1090 King Georges Post Road
Suite 301
Edison, New Jersey  08837

Ladies and Gentlemen:

            We have acted as counsel to Medjet Inc., a Delaware corporation (the "Company"), in connection with the proposed public offering of shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") and Class A Redeemable Common Stock Purchase Warrants (the "Warrants"), as described in the Registration Statement on Form S-3, Registration No.
333-59579 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), to which this opinion constitutes an exhibit. Of the securities being registered, 182,724 Shares are issuable by the Company upon conversion, at the time of effectiveness of the Registration Statement, of the issued and outstanding shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), 18,272 Shares are issuable upon exercise of a warrant dated April 20, 1998 to purchase Common Stock, 1,232,143 Shares are issuable upon exercise of currently issued and outstanding Warrants sold to the public in August 1996 in connection with the Company's initial public offering of securities, 107,143 Warrants and 107,143 Shares are issuable upon exercise of an option to purchase 107,143 units, each unit consisting of one Warrant and one share of Common Stock, granted to an affiliate of the underwriter of the Company's initial public offering of securities and 107,143 Shares are issuable upon exercise of the Warrants underlying the Underwriter's Option. As such counsel, you have requested our opinion as to the matters described herein relating to the Shares and Warrants.

            We have examined the Company's Amended and Restated Certificate of Incorporation and By-Laws, in each case as amended and restated through the date hereof; minutes of the Company's corporate proceedings through the date hereof, as made available to us by officers of the Company; the Warrant Agreement, dated as of August 6, 1996 by and between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agreement"), as amended to date; the Common Stock


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Medjet Inc.
September 25, 1998
Page 2



Purchase Warrant, dated April 20, 1998 made by the Company in favor of Judah Wernick (the "Placement Agent's Warrant"); the Unit Purchase Option dated August 6, 1996 made by the Company in favor of Judah Wernick (the "Underwriter's Option"); an executed copy of the Registration Statement and all exhibits thereto in the form filed with the Commission; and such matters of law deemed necessary by us to deliver the opinions set forth herein. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

            Based on the foregoing and solely in reliance thereon, it is our opinion that:

            (1) The Shares have been duly authorized and, when issued in connection with the conversion of the outstanding Preferred Stock and issued and paid for as contemplated by each of the Underwriter's Option, the Warrant Agreement and the Placement Agent's Warrant, will be validly issued, fully paid and non-assessable.

            (2) The Warrants have been duly authorized, duly and validly executed, issued and delivered and constitute valid and binding obligations of the Company.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                          Very truly yours,

                                          KELLEY DRYE & WARREN LLP



                                          By: /s/ M. Ridgeway Barker
                                                A Member of the Firm